 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2022

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

001-37929 (Commission File No.)

Bermuda	98-1343578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7th Floor 50 Broadway London SW1H 0DB United Kingdom (Address of principal executive offices)	Not Applicable (Zip Code)

Registrant’s telephone number, including area code: +44 207 400 3351

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, par value $0.000017727 per share	MYOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 23, 2022, Myovant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda (“Myovant” or the “Company”), Sumitovant Biopharma Ltd., a Bermuda exempted company limited by shares (“Sumitovant”), Zeus Sciences Ltd., a Bermuda exempted company limited by shares as a wholly owned subsidiary of Sumitovant (“Merger Sub”), and, solely with respect to Article IX and Annex A of the Merger Agreement, Sumitomo Pharma Co., Ltd., a company organized under the laws of Japan (“Sumitomo”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into Myovant (the “Merger”), with Myovant continuing as the surviving company following the Merger and a wholly owned subsidiary of Sumitovant (the “Surviving Company”). Sumitovant currently beneficially owns approximately 52% of the outstanding shares of the Myovant.

In connection with the Merger, and subject to the description below, holders of Myovant’s common shares, par value US$0.000017727 per share (the “Common Shares”), will be entitled to receive $27.00 per share in cash, without interest (the “Per Share Merger Consideration”).

The Merger Agreement has been approved by the Board of Directors of Myovant (the “Company Board”) based upon the unanimous recommendation of a special committee of independent directors comprised of the members of the Audit Committee of the Company Board (the “Special Committee”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each Common Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined below), Sumitovant Owned Shares (as defined below) and Dissenting Shares (as defined below)) will automatically cease to exist, and each holder of a Common Share will cease to have any rights with respect thereto, except for the right to receive the Per Share Merger Consideration; (ii) any Common Share owned by Myovant or any direct or indirect wholly owned subsidiary of Myovant (each, an “Excluded Share”) as of immediately prior to the Effective Time will be cancelled and will automatically cease to exist, and no consideration will be delivered in exchange therefor; (iii) each Common Share that is owned directly by Sumitovant as of immediately prior to the Effective Time (each, a “Sumitovant Owned Share”) will remain outstanding and will constitute a fully paid and nonassessable common share of the Surviving Company; (iv) each Common Share held by a holder who, as of the Effective Time, did not vote in favor of the Merger and complied with certain procedures specified in the Merger Agreement (each, a “Dissenting Share”), will automatically be cancelled and the holder thereof will have the right to receive the Per Share Merger Consideration or the appraised fair value as determined by the Supreme Court of Bermuda; and (v) each common share, par value $0.000017727 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will remain outstanding and will constitute a fully paid and nonassessable common share of the Surviving Company. As a result of the Merger, Sumitovant will own all of the issued and outstanding shares of the Surviving Company.

In addition, immediately prior to the Effective Time, subject to specified exceptions applicable to certain restricted share units to be granted after the execution of the Merger Agreement, each Myovant equity award that is outstanding, whether vested or unvested, will be cancelled and thereafter only entitles the holder to the right to receive an amount (reduced by any applicable withholding tax) in cash equal to, as applicable: (i) the number of Common Shares subject to a Myovant stock option multiplied by the Per Share Merger Consideration, minus such stock option’s exercise price; provided that each option with an exercise price per Common Share that is equal to or greater than the Per Share Merger Consideration will be cancelled without payment; (ii) the number of restricted share units of Myovant multiplied by the Per Share Merger Consideration; and (iii) the number of restricted share units of Myovant subject to performance-based vesting conditions (deeming performance goals as being satisfied), multiplied by the Per Share Merger Consideration.

Completion of the Merger is subject to the satisfaction of certain conditions, including: (i) the adoption of the Merger Agreement at a shareholder meeting to consider such matter by the requisite vote of Myovant’s shareholders, including the approval by the holders of a majority of the outstanding Common Shares entitled to vote and voting at such meeting and by the holders of a majority of the outstanding Common Shares not held by Sumitovant or its affiliates, (ii) the expiration of applicable waiting period of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law, injunction, judgment or other legal restraint that prohibits the consummation of the Merger, (iv) the accuracy of each party’s representations and warranties (subject to certain materiality and Company Material Adverse Effect (as defined in the Merger Agreement) qualifications), (v) each party’s performance in all material respects of its obligations contained in the Merger Agreement, and (vi) the absence of a Company Material Adverse Effect following the date of the Merger Agreement that is continuing.

Sumitovant and Myovant have made customary representations, warranties and covenants in the Merger Agreement, including covenants: (i) in the case of Myovant, to cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable following the clearance of a proxy statement and Statement on Schedule 13E-3 in connection with the Merger by the U.S. Securities and Exchange Commission (the “SEC”) for the purpose of voting on the adoption of the Merger Agreement and (ii) in the case of each party, to use its reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective as promptly as practicable the Merger, subject to certain limitations set forth in the Merger Agreement. Subject to certain exceptions, Myovant has agreed to conduct its business in the ordinary course consistent with past practice, including not taking certain specified actions, prior to the consummation of the Merger or the termination of the Merger Agreement pursuant to its terms.

Under the Merger Agreement, Myovant has agreed not to: (i) initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal (as defined in the Merger Agreement); (ii) engage in, continue or otherwise participate in any discussions with or negotiations relating to any Alternative Proposal, subject to certain exceptions, or any inquiry, proposal or offer that would reasonably be expected to lead to an Alternative Proposal; (iii) provide any non-public information to any person in connection with any Alternative Proposal or any proposal or offer that would reasonably be expected to lead to an Alternative Proposal; (iv) otherwise knowingly facilitate any effort or attempt to make an Alternative Proposal; or (v) cause or permit the Company to enter into an Alternative Proposal. However, subject to the satisfaction of certain conditions, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee is permitted to take certain actions which may, as more fully described in the Merger Agreement, include, prior to adoption and approval of the Merger Agreement and the other transactions contemplated thereby, including the Merger, by the requisite vote of Myovant’s shareholders, changing the Company Board’s or the Special Committee’s recommendation in response to a Superior Proposal (as defined in the Merger Agreement) or Intervening Event (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for each of Sumitovant and Myovant, including the right to terminate (i) by mutual written consent, (ii) by either the Company (acting at the recommendation of the Special Committee) or by Sumitovant under specific circumstances, (iii) if the Merger is not consummated on or before 5:00 p.m., Pacific Time, on May 31, 2023, or (iv) to enter into a definitive agreement related to a Superior Proposal. Additionally, the Merger Agreement provides that, upon termination of the Merger Agreement, under specified circumstances, Myovant will be required to pay Sumitovant a termination fee of $55.25 million.

Upon completion of the Merger, Myovant’s Common Shares, currently listed on the New York Stock Exchange will cease to be listed on the New York Stock Exchange and will subsequently be deregistered under the Securities Exchange Act of 1934, as amended.

Voting and Support Agreement

In connection with the entry into the Merger Agreement, on October 23, 2022, Sumitovant and Myovant entered into a Voting and Support Agreement (the “Voting and Support Agreement”) whereby Sumitovant has agreed, among other things, that at any meeting of the shareholders of Myovant or in connection with any written consent of the shareholders of Myovant, Sumitovant will appear at such meeting or cause its Common Shares to be counted as present at such meeting for purposes of establishing a quorum and, so long as Sumitovant is not prohibited from doing so by applicable law, vote or consent all of its Common Shares in favor of the Merger and the adoption of the Merger Agreement.

The foregoing description of the Merger, the Merger Agreement and the Voting and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference, and the Voting and Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Each of the Merger Agreement and the Voting and Support Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and the Voting and Support Agreement and each is not intended to modify or supplement any factual disclosures about Myovant, Sumitovant or Merger Sub in any public reports filed with the SEC by Myovant or Sumitovant. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement and the Voting and Support Agreement were made only for purposes of the Merger Agreement or Voting and Support Agreement, as applicable, were solely for the benefit of the parties to the Merger Agreement or Voting and Support Agreement, as applicable, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure letters provided by Myovant to Sumitovant in connection with the signing of the Merger Agreement. These disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement and the Voting and Support Agreement were used for the purpose of allocating risk between Myovant, Sumitovant and Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement and Voting and Support Agreement may not constitute the actual state of facts with respect to Myovant, Sumitovant or Merger Sub. The representations and warranties set forth in the Merger Agreement and Voting and Support Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, each of the Merger Agreement and the Voting and Support Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding the terms of the Merger Agreement or Voting and Support Agreement, as applicable, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 8.01. Other Matters.

On October 23, 2022, Myovant and Sumitovant issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 and is incorporated herein by reference. Also on October 23, 2022, David Marek, Principal Executive Officer of the Company, sent an email to all of the employees of the Company regarding the proposed transaction. The Company also plans to send emails to its collaboration and commercial partners. Copies of the email to employees and the email to partners are attached to this Current Report on Form 8-K as Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1†
Agreement and Plan of Merger, dated as of October 23, 2022, among Myovant Sciences Ltd., Sumitovant Biopharma Ltd., Merger Sub and, solely with respect to Article IX and Annex A, Sumitomo Pharma Co., Ltd.

10.1	Voting and Support Agreement, dated as of October 23, 2022, between Myovant Sciences Ltd. and Sumitovant Biopharma Ltd.
99.1	Joint Press Release issued October 23, 2022.
99.2	Email to Employees.
99.3	Email to Collaboration and Commercial Partners.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction involving Myovant and Sumitovant. Myovant intends to file with the SEC relevant materials, including a proxy statement on Schedule 14A in connection with the proposed transaction with Sumitovant, and Myovant and certain other persons, including Sumitovant, intend to file a Schedule 13E-3 transaction statement with the SEC. The definitive proxy statement and Schedule 13E-3 transaction statement will be sent to Myovant’s shareholders and will contain important information about the proposed transaction and related matters. MYOVANT’S SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 TRANSACTION STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, Schedule 13E-3, any amendments or supplements thereto and other relevant materials (when they become available), and any other documents filed by Myovant with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, securityholders of Myovant will be able to obtain free copies of the proxy statement and Schedule 13E-3 through the Investor Relations page of Myovant’s website, www.myovant.com.

Participants in the Solicitation
Myovant and its directors, executive officers and other members of management and certain other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information about Myovant’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in Myovant’s proxy statement for its 2022 annual meeting of shareholders, filed with the SEC on July 28, 2022. Additional information regarding these persons and their interests in the Merger will be included in the proxy statement on Schedule 14A and Schedule 13E-3 relating to the proposed Merger when they are filed with the SEC. These documents, when available, can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Forward-looking statements in this Current Report on Form 8-K include statements regarding the proposed transaction. Factors that could cause actual results of the Company to differ materially from those contemplated or implied by the statements in this communication include negative effects from the pendency of the proposed transaction; the risk that required Company shareholders approvals of the proposed Merger will not be obtained or that such approvals will be delayed or conditioned beyond current expectations; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, may not be obtained or may be obtained subject to conditions that are not anticipated; the inability to complete the proposed Merger because, among other reasons, conditions to the closing of the proposed Merger may not be satisfied or waived; uncertainty as to the timing of completion of the proposed Merger; potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed Merger; potential litigation relating to the proposed Merger that could be instituted against Myovant, Sumitovant or their respective directors or officers, including the effects of any outcomes related thereto; possible disruptions from the proposed Merger that could harm Myovant’s or Sumitovant’s business, including current plans and operations; failure to realize contemplated benefits from the proposed Merger; and incurrence of significant costs in connection with the proposed Merger. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in the Company’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this Current Report on Form 8-K are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for the Company’s management to predict all risk factors, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements in this Current Report on Form 8-K, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myovant Sciences Ltd.

Date	October 24, 2022	By:	/s/ Matthew Lang
		Name:	Matthew Lang
		Title:	General Counsel and Corporate Secretary